Exhibit 32.1

CERTIFICATION

By signing below, each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MISCOR Group, Ltd.

Date: April 15, 2010.

/s/ John A. Martell
John A. Martell
Chief Executive Officer

/s/ Michael D. Topa
Michael D. Topa
Interim Chief Financial Officer